Exhibit 99.1


              Team, Inc. Reports Strong Third Quarter Profit Growth

    ALVIN, Texas--(BUSINESS WIRE)--April 5, 2006--Team Inc., (AMEX:TMI) today reported net income of $2.3 million, or $0.25 per diluted share, for its third quarter ending February 28, 2006. Income from continuing operations increased 145% from the corresponding prior year period in which Team earned $0.9 million, or $0.10 per diluted share from continuing operations. The prior year's reported results included $0.04 per share in earnings related to a discontinued operation that was sold in November 2005. For the quarter, Team's revenues from continuing operations improved 21% to $62.6 million, operating income from continuing operations grew 128% to $4.8 million, and operating profit margin was 8% compared to 4% in the prior year quarter.
    For the year-to-date period, Team's income from continuing operations was $6.6 million, or $0.72 per diluted share, up 158% from the corresponding prior year period. Year-to-date revenues increased 42% to $183.8 million, operating income improved 144% to $13.6 million, and operating profit margin was 7% compared to 4% in the prior year-to-date period. Team acquired the assets of Cooperheat-MQS during the first quarter of the last fiscal year, affecting the comparability of some of the year-to-date results.
    "We are pleased with our most recent quarter," said Phil Hawk, Team's Chairman and CEO. "We continue to focus on sustaining our attractive business growth and realizing our target performance levels across our entire branch network," said Hawk. "We remain strategically very well positioned. Consistent execution is the key to our continued improvement."

    Industrial Services Business

    For the most recent quarter, Team Industrial Services revenues were $62.6 million, up 21% from the prior year quarter. Operating income for those operations were $7.3 million, up $2.4 million or a 50% increase over last year's quarter. Operating profit percentage was 12% versus 9% for last year's third quarter.
    Both the TMS and TCM divisions, and nearly all geographic regions and service lines within these divisions, contributed to Team's revenue growth during the quarter. TCM Division (Team's NDE inspection and field heat treating service lines) revenues for the quarter were $34.0 million, a 29% improvement over the prior year quarter. TMS Division (Team's mechanical service lines of leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, and field valve repair) revenues for the quarter were $28.7 million, up 14% from the prior year quarter. The revenues for all service lines were ahead of the prior year quarter. Team's revenue growth reflects a combination of continued market share growth combined with unusually strong overall market demand for the company's services. This market demand is a function of increased repair and turnaround activity driven by continued robust customer profit margins as well as the Gulf Coast hurricanes. In fact, current overall demand levels in some areas exceed Team's near term capacity to meet the demand. The company expects overall market demand to remain above historical levels for at least several more quarters.
    Team Industrial Service operating profits and profit margins improved nicely from the prior year quarter, but were a little below the company's internal expectations given the overall activity levels. "While most branches in both divisions continue to perform satisfactorily, we remain focused on a small number of underperforming branches that are diluting our overall results," said Phil Hawk. "We remain confident that all of our current branches can be profitable contributors to our network," reported Hawk.

    Outlook for the Remainder of FY2006

    The company remains comfortable with the previously issued full year guidance for Fiscal Year 2006 ending May 31, 2006 of $1.15 to $1.30 per share.

    Earnings Conference Call

    In connection with this earnings release, the Company will hold its quarterly conference call on Thursday, April 6, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern). The call will be broadcast over the web and can be accessed on Team's website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.
    Team, Inc. is a professional, full-service provider of specialty industrial services. Team's current industrial service offering encompasses on-stream leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, field valve repair, NDE inspection and field heat treating. All these services are required in maintaining high temperature, high pressure piping systems and vessels utilized extensively in the refining, petrochemical, power, pipeline, and other heavy industries. Team's inspection services also serve the aerospace and automotive industries. Headquartered in Alvin, Texas, the Company operates in over 50 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team, Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
    Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.
    For additional information, contact Philip J. Hawk or Ted W. Owen at 281-331-6154.



                      TEAM, INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                    Three Months Ended          Nine Months Ended
                       February 28,               February 28,
                 ------------------------- ---------------------------
                     2006         2005          2006          2005
                 ------------ ------------ ------------- -------------

Revenues         $62,631,000  $51,661,000  $183,828,000  $129,836,000
Operating
 expenses         41,582,000   34,411,000   122,095,000    86,179,000
                 ------------ ------------ ------------- -------------
Gross Margin      21,049,000   17,250,000    61,733,000    43,657,000
Selling, general
 and
 administrative
 expenses         16,211,000   15,129,000    48,122,000    37,857,000
Non-cash G&A
 compensation
 cost                      -        4,000         9,000       232,000
                 ------------ ------------ ------------- -------------
Operating income
 -- continuing
 operations        4,838,000    2,117,000    13,602,000     5,568,000
Interest expense,
 net               1,083,000      694,000     2,862,000     1,510,000
                 ------------ ------------ ------------- -------------
Earnings from
 continuing
 operations
 before income
 taxes             3,755,000    1,423,000    10,740,000     4,058,000
Provision for
 income taxes      1,468,000      491,000     4,113,000     1,491,000
                 ------------ ------------ ------------- -------------
Income from
 continuing
 operations        2,287,000      932,000     6,627,000     2,567,000
                 ------------ ------------ ------------- -------------

Discontinued
 operations:
  Income (loss)
   from
   operations of
   discontinued
   segment                 -      540,000       (78,000)      673,000
  Gain on sale of
   segment                 -            -     1,494,000             -
                 ------------ ------------ ------------- -------------
    Earnings from
     discontinued
     operations
     before
     income taxes          -      540,000     1,416,000       673,000
  Provision for
   income taxes            -      195,000     1,410,000       247,000
                 ------------ ------------ ------------- -------------
    Income (loss)
     from
     discontinued
     operations            -      345,000         6,000       426,000
                 ------------ ------------ ------------- -------------

Net income        $2,287,000   $1,277,000    $6,633,000    $2,993,000
                 ============ ============ ============= =============

Earnings per
 common share:

  Continuing
   operations
    Basic              $0.27        $0.11         $0.79         $0.32
                 ============ ============ ============= =============
    Diluted            $0.25        $0.10         $0.72         $0.29
                 ============ ============ ============= =============

  Discontinued
   operations
    Basic                 $-        $0.04            $-         $0.05
                 ============ ============ ============= =============
    Diluted               $-        $0.04            $-         $0.05
                 ============ ============ ============= =============

  Net income
    Basic              $0.27        $0.16         $0.79         $0.37
                 ============ ============ ============= =============
    Diluted            $0.25        $0.14         $0.72         $0.33
                 ============ ============ ============= =============

Weighted average
 number of shares
 outstanding:
  Basic            8,433,000    8,199,000     8,354,000     8,134,000
                 ============ ============ ============= =============
  Diluted          9,282,000    8,999,000     9,184,000     8,968,000
                 ============ ============ ============= =============

Revenues
 comprised of:
   TMS           $28,695,000  $25,259,000   $81,840,000   $66,561,000
   TCM            33,936,000   26,402,000   101,988,000    63,275,000
                 ------------ ------------ ------------- -------------
                 $62,631,000  $51,661,000  $183,828,000  $129,836,000
                 ============ ============ ============= =============

Operating income
 -- continuing
 operations
 comprised of:
  Industrial
   Services       $7,264,000   $4,840,000   $21,223,000   $11,821,000
  Corporate
   costs          (2,426,000)  (2,723,000)   (7,621,000)   (6,253,000)
                 ------------ ------------ ------------- -------------
                  $4,838,000   $2,117,000   $13,602,000    $5,568,000
                 ============ ============ ============= =============


                      TEAM, INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                  FEBRUARY 28, 2006 AND MAY 31, 2005


                                              Feb. 28       May 31
                                               2006          2005
                                           ------------- -------------

  Cash                                       $3,525,000    $3,993,000

  Accounts Receivable                       $65,425,000   $59,364,000

  Other current Assets                      $14,323,000   $12,168,000

  Current assets of discontinued
   operations                                        $-    $5,486,000
                                           ------------- -------------
      Current assets                        $83,273,000   $81,011,000

  Net property, plant and equipment         $25,755,000   $24,378,000

  Non current assets of discontinued
   operations                                        $-    $7,883,000

  Other non-current assets                  $29,503,000   $30,054,000
                                           ------------- -------------
      Total assets                         $138,531,000  $143,326,000
                                           ============= =============

  Current maturities of long-term debt       $5,389,000    $3,835,000

  Accounts payable and other current
   liabilities                              $21,289,000   $26,807,000

  Current liabilities of discontinued
   operations                                        $-    $1,281,000
                                           ------------- -------------
      Total current liabilities             $26,678,000   $31,923,000

  Long term debt                            $50,267,000   $59,907,000

  Other non-current liabilities and taxes    $2,613,000    $2,554,000

  Stockholders' equity                      $58,973,000   $48,942,000
                                           ------------- -------------
  Total liabilities and stockholders'
   equity                                  $138,531,000  $143,326,000
                                           ============= =============


    CONTACT: Team, Inc., Alvin
             Ted W. Owen, 281-331-6154